Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Net Income of $11.6 Million or

$0.16 Earnings per Share for First Quarter 2013

LOS ANGELES, April 22, 2013 - Wilshire Bancorp, Inc. (NASDAQ: WIBC) (the “Company”), the holding company for Wilshire State Bank (the “Bank”), today reported net income available to common shareholders of $11.6 million, or $0.16 per diluted common share, for the quarter ended March 31, 2013.  This compares to net income available to common shareholders of $17.9 million, or $0.25 per common share, for the same period of the prior year, and net income of $15.2 million, or $0.21 per common share, for the fourth quarter of 2012.

Pre-tax, pre-provision income (PTPP)* was $17.0 million for the first quarter of 2013, compared with $16.1 million in the first quarter of 2012, and $11.6 million in the fourth quarter of 2012.

Jae Whan (J.W.) Yoo, President and CEO of Wilshire Bancorp, said, “Our first quarter results reflect the strong core earnings power of the Company, as we generated an annualized return on average assets of 1.70% and an annualized return on average equity of 13.3%.  We also showed solid growth in both revenue and pre-tax, pre-provision income over the first quarter of 2012.  While overall loan growth remains challenging given the intense competition for quality loans, we are pleased with our continued progress in developing more commercial lending relationships.  We originated $55 million of commercial loans during the first quarter of 2013 — our highest level in several years — and also saw significant inflows of demand deposits from new commercial customers.  We also continue to see steady improvement in asset quality, which has kept our credit costs low.

“We continue to have a very strong capital position and our operations are generating additional capital each quarter.  Accordingly, we have initiated a more active capital management plan designed to both invest in the growth of our franchise and return excess capital to shareholders.  The first step in this plan was the authorization of a program to repurchase up to 5% of our outstanding common shares.  We are actively evaluating other uses for our capital including but not limited to the potential reinstatement of a common stock dividend, investments in de novo branches, and strategic acquisitions.  We are optimistic that our more active capital management plan will create additional value for shareholders going forward,” said Mr. Yoo.

* PTPP is a Non-GAAP measure of financial performance.  Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release for a reconciliation of PTPP to net income

Q1 2013 Summary:

•                  Net income available to common shareholders totaled $11.6 million or $0.16 per diluted common share

•                  Total revenue of $34.3 million, an increase of 5.8% from the Q4 2012 and 11.1% from the Q1 2012

•                  Return on average assets of 1.70%; return on average equity of 13.3%

•                  Operating efficiency ratio reduced to 50.5% for Q1 2013, compared to 64.1% for Q4 2012

•                  Loans receivable totaled $2.05 billion at March 31, 2013, an increase of 2.0% from $2.01 billion at December 31, 2012

•                  Non-accrual loans reduced 10.3% and classified loans reduced 6.2% in Q1 2013 compared to Q4 2012

•                  Continued improvement in credit quality resulted in no provision for losses on loans and loan commitments for Q1 2013

•                  Board of Directors authorized repurchase of up to 5% of outstanding common stock

STATEMENT OF OPERATIONS

Net Interest Income and Margin

Net interest income before credit for losses on loans and loan commitments totaled $25.6 million for the first quarter of 2013, an increase of 4.6% from $24.4 million for the first quarter of 2012, and unchanged from the fourth quarter of 2012.  The increase from the prior year was primarily due to a reduction in interest expense on deposits.

Net interest margin was 4.09% for the first quarter of 2013, compared to 4.07% in the first quarter of 2012, and 4.33% for the fourth quarter of 2012. The decrease in net interest margin from the fourth quarter of 2012 was primarily due to lower yields on loans, partially offset by a reduction in the cost of deposits.

Loan yields decreased to 5.21% for the first quarter of 2013 from 5.54% for the fourth quarter of 2012 due to new loans that were originated at rates that were lower than that of the existing portfolio, as a result of the low interest rate environment and competitive landscape within the banking industry.  The total cost of interest-bearing deposits declined to 0.73% for the first quarter of 2013, down from 0.79% for the fourth quarter of 2012.  The reduction in deposit rates was the result of declines in deposit costs across all categories.

Non-Interest Income

Total non-interest income was $8.7 million for the first quarter of 2013, compared to $6.4 million for the first quarter of 2012, and $6.7 million for the fourth quarter of 2012.  The increase from the prior quarter was primarily due to an increase in the net gain on sales of loans to $3.5 million during the first quarter of 2013 from $1.2 million during the fourth quarter of 2012.

The $3.5 million in net gains on sales of loans recognized in the first quarter of 2013 represents $3.4 million in gains from the sale of SBA loans, and $13 thousand in gains from the sale of residential mortgage loans.

Non-Interest Expense

Total non-interest expense was $17.3 million for the first quarter of 2013, compared with $14.7 million for the first quarter of 2012, and $20.7 million for the fourth quarter of 2012.  The decrease in total non-interest expense from the prior quarter was primarily due to a $3.9 million impairment charge against the Company’s FDIC indemnification asset that increased non-interest expense in the fourth quarter of 2012.  No impairment charge against the FDIC indemnification asset was recorded in the first quarter of 2013.

Total salaries and employee benefits expense was $8.8 million for the first quarter of 2013, compared with $8.2 million for the first quarter of 2012, and $7.9 million for the fourth quarter of 2012.  The increase from the prior year was primarily due to an increase in the number of employees.  The increase from the prior quarter was primarily due to seasonally higher payroll taxes and employee benefits.

Other non-interest expense for the first quarter of 2013 totaled $5.8 million, compared with $3.9 million in the first quarter of 2012, and $6.2 million for the fourth quarter of 2012.  The increase from the first quarter of 2012 was primarily attributable to an increase in legal fees and other miscellaneous expenses.  The decrease from the fourth quarter of 2012 was primarily attributable to a decline in other loan and OREO expenses.

The Company’s operating efficiency ratio was 50.5% for the first quarter of 2013, compared with 47.8% for the first quarter of 2012 and 64.1% for the fourth quarter of 2012.

Tax Provision

For the first quarter of 2013, the Company recorded a provision for income taxes totaling $5.4 million, reflecting an effective tax rate of 31.7%.  The effective tax rate is lower than historical rates primarily due to the generation of tax credits associated with the Company’s investment in affordable housing programs.

BALANCE SHEET

Total gross loans receivable, were $2.06 billion at March 31, 2013, compared to $2.01 billion at December 31, 2012.  The increase in total gross loans receivable during the first quarter of 2013 was primarily due to a $29.3 million increase in the commercial and industrial portfolio.

The following table shows gross loans (excluding loan fees and allowance for loan losses) by loan type:

Loan Categories

	Quarter Ended
(Dollars In Thousands)	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012

Construction	$34,030	$20,928	$20,311	$27,030	$38,552
Real Estate Secured	1,695,980	1,692,273	1,629,951	1,622,786	1,571,351
Commercial & Industrial	313,645	284,318	288,585	297,807	280,347
Consumer	11,684	13,674	14,153	13,595	16,433
Gross Loans Receivable *	2,055,339	2,011,193	1,953,000	1,961,218	1,906,683
Held-For-Sale Loans	134,129	145,973	140,109	66,485	48,128
Total Gross Loans *	$2,189,468	$2,157,166	$2,093,109	$2,027,703	$1,954,811

* Gross Loans Receivable and Total Gross Loans are not net of deferred fees and costs as is shown in the consolidated balance sheet presentation

The following table shows quarterly loan originations by loan type:

Loan Originations

	Quarter Ended
(Dollars In Thousands)	March 31, 2013		December 31, 2012		September 30, 2012		June 30, 2012		March 31, 2012

Real Estate Secured	$86,839	45%	$157,901	60%	$80,700	39%	$81,782	33%	$46,029	36%
Commercial & Industrial	55,096	29%	34,059	13%	40,683	19%	50,469	21%	27,223	22%
Consumer	537	0%	3,083	1%	1,805	1%	304	0%	100	0%
SBA	27,379	14%	38,700	15%	27,457	13%	37,989	16%	33,043	26%
Residential Mortgage	22,831	12%	30,624	11%	58,589	28%	74,673	30%	20,630	16%
Total Loan Originations	$192,682	100%	$264,367	100%	$209,234	100%	$245,217	100%	$127,025	100%

Total SBA loans held-for-sale at the end of the first quarter of 2013 totaled $64.9 million compared to $72.8 million at the end of the previous quarter.  The remaining $69.2 million in loans held-for-sale at March 31, 2013 were comprised entirely of residential mortgage loans.  The decision to retain or sell SBA loan production will be made on a quarter-to-quarter basis, dependent upon pricing in the secondary market and the Company’s liquidity needs.  During the first quarter of 2013, the Company sold approximately $30.3 million in SBA loans.

Total deposits were $2.16 billion at March 31, 2013, compared with $2.17 billion at December 31, 2012.  Decreases in non-jumbo time deposits and money market deposits were partially offset by an increase in non-interest bearing demand deposits and jumbo time deposits.  Compared to the March 31, 2012, non-interest bearing demand deposits increased 16.8% at March 31, 2013.

CREDIT QUALITY

The Company has experienced improving credit trends for several quarters, most notably evidenced by decreases in non-accrual loans and classified loans.  In light of the continued improvement in credit quality, the Company determined that no provision for losses on loans and loan commitments was required for the first quarter of 2013.  The allowance for loan losses totaled $58.6 million, or 2.85% of gross loans (excluding loans held-for-sale), at March 31, 2013, compared to $63.3 million, or 3.15% of gross loans (excluding loans held-for-sale), at December 31, 2012.  The coverage ratio of the allowance for loan losses to non-performing assets was 214.6% at March 31, 2013, compared with 210.7% at December 31, 2012.

Non-Accrual Loans

At March 31, 2013, total non-accrual loans were $25.1 million, or 1.15% of gross loans, compared to $28.0 million, or 1.30% of gross loans, at December 31, 2012.  Covered loan (previously acquired loans covered under FDIC loss share agreements) non-accruals totaled $5.0 million at March 31, 2013.

The following table shows total non-accrual loans by loan type:

NON-ACCRUAL LOANS	Quarter Ended
(Dollars In Thousands, Net of SBA Gty Portions)	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012

Construction	$5,542	$5,644	$7,678	$8,139	$8,139
Real Estate Secured	18,366	21,007	29,726	32,158	41,482
Commercial & Industrial	1,169	1,302	1,478	1,188	1,370
Total Non-Accrual Loans	$25,077	$27,953	$38,882	$41,485	$50,991

Gross Loan Charge-offs

Loan charge-offs for the first quarter of 2013 totaled $5.6 million, compared to $3.0 million in the fourth quarter of 2012.  The largest components of the first quarter 2013 loan charge-offs was a $1.7 million partial charge-off of a real estate secured loan related to a golf course and a $1.3 million partial charge-off of a gas station loan. Covered loan charge-offs totaled $35 thousand for the first quarter of 2013.

Charge-offs by loan type are reflected in the table below:

LOAN CHARGE-OFFS	Quarter Ended
(Dollars In Thousands)	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012

Real Estate Secured	$4,405	$1,776	$3,015	$2,930	$2,928
Commercial & Industrial	1,183	1,224	112	511	1,435
Consumer	1	—	—	1	1
Total Charge-Offs Loans	$5,589	$3,000	$3,127	$3,442	$4,364

Other measures of credit quality are shown in the following tables:

DELINQUENT LOANS - By Days Past Due	Quarter Ended
(Dollars In Thousands, Net of SBA Gty Portions)	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012

30 - 59 Days Past Due	$7,438	$3,059	$7,507	$9,157	$6,348
60 - 89 Days Past Due	1,193	1,174	2,994	1,412	3,077
90 Days, and still accruing	1,000	—	—	923	933
Total Delinquent Loans	$9,631	$4,233	$10,501	$11,492	$10,358

TROUBLED DEBT RESTRUCTURED LOANS	Quarter Ended
(Dollars In Thousands, Net of SBA Gty Portions)	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012

Real Estate Secured	$23,588	$28,268	$28,524	$20,719	$20,612
Commercial & Industrial	7,279	7,465	7,482	6,983	7,329
Total TDR Loans	$30,867	$35,733	$36,006	$27,702	27,941

LOAN CLASSIFICATIONS	Quarter Ended
(Dollars In Thousands, Net of SBA Gty Portions)	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012

Special Mention	$74,553	$82,275	$94,716	$84,345	$108,660
Substandard	144,521	157,192	165,473	178,290	175,875
Doubtful	9,301	6,856	7,344	8,721	17,700
Total Gross Loans	$228,375	$246,323	$267,533	$271,356	$302,235

CAPITAL RATIOS

All of the Company’s capital ratios remain in excess of “well capitalized” regulatory requirements as shown in the following table:

(Dollars In Thousands, Except Per Share Info)	March 31, 2013	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements

Tier 1 Leverage Capital Ratio	14.72%	5.00%	$263,194
Tier 1 Risk-Based Capital Ratio	18.72%	6.00%	$270,882
Total Risk-Based Capital Ratio	19.99%	10.00%	$212,735
Tangible Common Equity To Tangible Assets *	12.59%	N/A	N/A
Tangible Common Equity Per Common Share *	$4.85	N/A	N/A

* Tangible Common Equity and Tangible Assets are Non-GAAP measure of financial performance.  Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release for a reconciliation of Tangible Common Equity to Shareholders’ Equity and Tangible Assets to Total Assets

CONFERENCE CALL

Management will host its quarterly conference call on April 23, 2013, at 11:00 a.m. PT (2:00 p.m. ET). Investment professionals are invited to participate in the call by dialing 866-953-6857 (domestic number) or 617-399-3481 (international number) and entering passcode #48466954.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire State Bank operates 24 branch offices in California, Texas, New Jersey and New York, and eight loan production offices in Dallas and Houston, TX, Atlanta, GA, Aurora, CO, Annandale, VA, Fort Lee, NJ, Newark, CA, and Bellevue, WA, and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. The Company’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.  Visit us at www.wilshirebank.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder.  Statements concerning future performance, events, financial condition, results of operations, plans or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. You should not place undue reliance on forward-looking statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K and our other filings made from time to time with the SEC.  Specific factors that could cause future results to differ materially from historical performance and these forward-looking statements include, but are not limited to, (1) loan production and sales, (2) credit quality, (3) the ability to expand net interest margin, (4) the ability to continue to attract low-cost deposits, (5) success of expansion efforts, (6) competition in the marketplace, (7) political developments, war or other hostilities, (8) changes in the interest rate environment, (9) the ability of our borrowers to repay their loans, (10) the ability to maintain capital requirements and adequate sources of liquidity, (11) effects of or changes in accounting policies, (12) legislative or regulatory changes or actions, (13) the ability to attract and retain key personnel, (14) the ability to receive dividends from our subsidiaries, (15) the ability to secure confidential information through the use of computer systems and telecommunications networks, (16) weakening in the economy, specifically the real estate market, either nationally or in the states in which we do business, and (17) general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in the Company’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time.  Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, the Company will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by the Company with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEET

(Dollars In Thousands) (Unaudited)

	March 31,	December 31,	Three Months	March 31,	Twelve Months
	2013	2012	% Change	2012	% Change
ASSETS:
Cash and Due from Banks	$86,890	$118,495	-27%	$200,581	-57%
Federal Funds Sold and Other Cash Equivalents	55,005	55,005	0%	170,007	-68%
Total Cash and Cash Equivalents	141,895	173,500	-18%	370,588	-62%

Investment Securities Available For Sale	336,569	332,504	1%	292,305	15%
Investment Securities Held To Maturity	46	50	-8%	62	-26%
Total Investment Securities	336,615	332,554	1%	292,367	15%

Total Loans Held-For-Sale	134,129	145,973	-8%	48,128	179%

Real Estate Construction	33,275	20,254	64%	37,971	-12%
Residential Real Estate	142,958	136,189	5%	106,361	34%
Commercial Real Estate	1,549,280	1,552,741	0%	1,462,111	6%
Commercial and Industrial	312,758	283,525	10%	279,665	12%
Consumer	11,666	13,658	-15%	16,419	-29%
Total Loans Receivable, Net of Deferred Fees and Costs	2,049,937	2,006,367	2%	1,902,527	8%
Allowance For Loan Losses	(58,577)	(63,285)	-7%	(99,826)	-41%
Total Loans, Net of Allowance for Loan Losses	2,125,489	2,089,055	2%	1,850,829	15%

Accrued Interest Receivable	7,533	7,290	3%	8,385	-10%
Due from Customers on Acceptances	162	54	200%	174	-7%
Other Real Estate Owned	1,219	2,080	-41%	2,271	-46%
Premises and Equipment	11,218	11,630	-4%	12,168	-8%
Federal Home Loan Bank (FHLB) Stock, at Cost	11,933	12,090	-1%	14,781	-19%
Cash Surrender Value of Life Insurance	22,074	21,213	4%	20,036	10%
Investment in affordable housing partnerships	38,334	39,154	-2%	37,020	4%
Deferred Income Taxes	17,135	20,862	-18%	2,384	619%
Servicing Assets	10,421	9,610	8%	9,013	16%
Goodwill	6,675	6,675	0%	6,675	0%
FDIC Indemnification Asset	4,954	5,446	-9%	18,901	-74%
Other Assets	20,763	19,650	6%	16,910	23%
TOTAL ASSETS	$2,756,420	$2,750,863	0%	$2,662,502	4%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
LIABILITIES:
Non-interest Bearing Demand Deposits	$593,584	$586,003	1%	$508,292	17%
Savings and Interest Checking	125,636	125,595	0%	135,622	-7%
Money Market Deposits	623,103	640,266	-3%	602,169	3%
Time Deposits in denomination of $100,000 or more	589,502	573,773	3%	634,039	-7%
Other Time Deposits	230,733	241,172	-4%	330,151	-30%
Total Deposits	2,162,558	2,166,809	0%	2,210,273	-2%

FHLB Borrowings	150,000	150,000	0%	—	0%
Acceptance Outstanding	162	54	200%	174	-7%
Junior Subordinated Debentures	61,857	61,857	0%	87,321	-29%
Accrued Interest Payable	2,056	2,037	1%	3,429	-40%
Other Liabilities	26,074	27,689	-6%	91,409	-71%
Total Liabilities	2,402,707	2,408,446	0%	2,392,606	0%

SHAREHOLDERS’ EQUITY:
Preferred Stock	—	—	0%	2,123	-100%
Common Stock	164,915	164,790	0%	164,876	0%
Retained Earnings	182,405	170,816	7%	95,026	92%
Accumulated Other Comprehensive Income	6,393	6,811	-6%	7,871	-19%
Total Shareholders’ Equity	353,713	342,417	3%	269,896	31%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,756,420	$2,750,863	0%	$2,662,502	4%

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended		Three Mths	Quarter Ended	Twelve Mths
	March 31, 2013	December 31, 2012	% Change	March 31, 2012	% Change
INTEREST INCOME
Interest and Fees on Loans	$26,885	$27,472	-2%	$27,121	-1%
Interest on Investment Securities	1,725	1,596	8%	1,525	13%
Interest on Federal Funds Sold	153	155	-1%	601	-75%
Total Interest Income	28,763	29,223	-2%	29,247	-2%

INTEREST EXPENSE
Deposits	2,849	3,176	-10%	4,255	-33%
FHLB Advances and Other Borrowings	362	420	-14%	553	-35%
Total Interest Expense	3,211	3,596	-11%	4,808	-33%

Net Interest Income Before Credit for Losses on
Loans and Loan Commitments	25,552	25,627	0%	24,439	5%
Credit for Losses on Loans and Loan Commitments	—	(12,000)	-100%	—	0%

Net Interest Income After Credit for Losses on Loans and Loan Commitments	25,552	37,627	-32%	24,439	5%

NONINTEREST INCOME
Service Charges on Deposits	2,808	3,051	-8%	3,226	-13%
Gain on Sales of Loans, Net	3,486	1,159	201%	758	360%
Gain on Sale/Call of Investment Securities	—	—	0%	3	-100%
Other	2,411	2,529	-5%	2,399	1%
Total Noninterest Income	8,705	6,739	29%	6,386	36%

NONINTEREST EXPENSES
Salaries and Employee Benefits	8,805	7,920	11%	8,162	8%
FDIC Indemnification Impairment	—	3,900	-100%	—	0%
Occupancy & Equipment	2,040	2,054	-1%	1,942	5%
Data Processing	675	688	-2%	732	-8%
Other	5,764	6,179	-7%	3,891	48%
Total Noninterest Expenses	17,284	20,741	-17%	14,727	17%

Income Before Income Taxes	16,973	23,625	-28%	16,098	5%
Income Taxes Provision (Benefit)	5,384	8,415	-36%	(354)	N/A
NET INCOME	$11,589	$15,210	-24%	$16,452	-30%

Preferred Stock Cash Dividend	—	—	0%	(802)	-100%
Accretion of Preferred Stock Discount	—	—	0%	(1,123)	-100%
One-time Adjustment From Repurchase of Preferred Stock	—	—	0%	3,389	-100%
Total Preferred Stock Related Adjustment	—	—	0%	1,464	-100%

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$11,589	$15,210	-24%	$17,916	-35%

PER COMMON SHARE INFORMATION:
Basic Income Per Common Share	$0.16	$0.21	-24%	$0.25	-35%
Diluted Income Per Common Share	$0.16	$0.21	-24%	$0.25	-35%
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	71,295,673	71,294,573		71,282,518
Diluted	71,431,841	71,421,836		71,311,209

(continued)

SUMMARY OF FINANCIAL DATA

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended
AVERAGE BALANCES	March 31, 2013	December 31, 2012	March 31, 2012

Average Assets	$2,726,058	$2,609,509	$2,641,982
Average Equity	348,071	334,380	314,980
Average Net Loans	2,063,649	1,984,434	1,855,310
Average Deposits	2,135,445	2,153,976	2,179,151
Average Time Deposits in denomination of $100,000 or more	581,213	585,134	646,162
Average FHLB & Other Borrowings	150,000	14,130	21,132
Average Interest Earning Assets	2,517,165	2,386,128	2,422,351

	Quarter Ended
PROFITABILITY	March 31, 2013	December 31, 2012	March 31, 2012

Annualized Return on Average Assets	1.70%	2.33%	2.49%
Annualized Return on Average Equity	13.32%	18.19%	20.89%
Efficiency Ratio	50.45%	64.08%	47.78%
Annualized Operating Expense/Average Assets	2.54%	3.18%	2.23%
Annualized Net Interest Margin	4.09%	4.33%	4.07%

	As Of
DEPOSIT COMPOSITION	March 31, 2013	Cost of Funds	December 31, 2012	Cost of Funds	March 31, 2012	Cost of Funds

Noninterest Bearing Demand Deposits	27.4%	0.00%	27.0%	0.00%	23.0%	0.00%
Savings & Interest Checking	5.8%	1.51%	5.8%	1.66%	6.2%	2.22%
Money Market Deposits	28.8%	0.63%	29.6%	0.66%	27.2%	0.84%
Time Deposits of $100,000 or More	27.3%	0.64%	26.5%	0.72%	28.7%	0.90%
Other Time Deposits	10.7%	0.80%	11.1%	0.84%	14.9%	1.04%
Total Deposits	100.0%	0.53%	100.0%	0.59%	100.0%	0.78%

	As Of
CAPITAL RATIOS	March 31, 2013	December 31, 2012	March 31, 2012

Tier 1 Leverage Ratio	14.72%	14.87%	12.49%
Tier 1 Risk-Based Capital Ratio	18.72%	18.47%	18.00%
Total Risk-Based Capital Ratio	19.99%	19.74%	19.31%
Total Shareholders’ Equity	$353,713	$342,417	$269,896
Book Value Per Common Share	$4.96	$4.80	$3.76
Tangible Common Equity Per Common Share *	$4.85	$4.69	$3.65
Tangible Common Equity to Tangible Assets **	12.59%	12.20%	9.79%

* Tangible common equity excludes goodwill, other intangible assets, and TARP preferred stock

** Tangible assets excludes goodwill and intangible assets

(continued)

ALLOWANCE FOR LOAN LOSSES

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

Balance at Beginning of Period	$63,285	$74,353	$89,134	$99,826	$102,982
Credit for Losses on Loans	—	(10,600)	(12,000)	(9,000)	—
Recoveries on Loans Previously Charged-off	881	2,532	346	1,750	1,208
Gross Loan Charge-offs	(5,589)	(3,000)	(3,127)	(3,442)	(4,364)
Balance at End of Period	$58,577	$63,285	$74,353	$89,134	$99,826

Net Loan Charge-offs/Average Total Loans	0.23%	0.02%	0.14%	0.09%	0.17%
Charge-offs/Average Total Loans	0.27%	0.15%	0.16%	0.18%	0.24%
Allowance for Loan Losses/Gross Loans *	2.85%	3.15%	3.81%	4.54%	5.24%
Allowance for Loan Losses/Legacy Wilshire Loans *	3.01%	3.33%	4.08%	4.89%	5.69%
Allowance for Loan Losses/Non-accrual Loans	233.59%	226.40%	191.23%	214.86%	195.77%
Allowance for Loan Losses/Non-performing Loans	224.63%	226.40%	191.23%	210.18%	192.25%
Allowance for Loan Losses/Non-performing Assets	214.60%	210.73%	180.65%	190.62%	184.20%

* Excluding held-for-sale loans

NON-PERFORMING ASSETS

(Dollars In Thousands, Net of SBA Gty Portions)

(Unaudited)

	Quarter Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

Non-accrual Loans	$25,077	$27,953	$38,882	$41,485	$50,991
Loans 90 days or more past due and still accruing	1,000	—	—	923	933
Total Non-performing Loans	26,077	27,953	38,882	42,408	51,924

Total OREO	1,219	2,079	2,277	4,351	2,271

Total Non-performing Assets	$27,296	$30,032	$41,159	$46,759	$54,195

Total Non-performing Loans/Gross Loans	1.19%	1.30%	1.86%	2.09%	2.66%
Total Non-performing Assets/Total Assets	0.99%	1.09%	1.57%	1.80%	2.04%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

Balance at beginning of period	$1,023	$2,423	$2,423	$3,423	$3,423
Credit for losses on off-balance sheet items	—	(1,400)	—	(1,000)	—
Balance at end of period	$1,023	$1,023	$2,423	$2,423	$3,423

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Quarter Ended
	March 31, 2013			December 31, 2012			March 31, 2012
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

LOANS:
Real Estate Loans	$1,804,496	$22,435	4.97%	$1,749,807	$22,753	5.20%	$1,665,217	$22,914	5.50%
Commercial Loans	314,389	3,630	4.62%	300,138	3,703	4.94%	281,761	3,397	4.82%
Consumer Loans	12,827	80	2.50%	13,708	89	2.60%	15,740	105	2.67%
Total Gross Loans	2,131,712	26,145	4.91%	2,063,653	26,545	5.15%	1,962,718	26,416	5.38%
Loan Fees toward Yield		740			927			705
Allowance for Loan Losses & Unearned Income	(68,063)			(79,219)			(107,408)
Net Loans	2,063,649	26,885	5.21%	1,984,434	27,472	5.54%	1,855,310	27,121	5.85%

INVESTMENT SECURITIES AND
OTHER INTEREST-EARNING ASSETS:
Investment Securities*	324,261	1,725	2.37%	297,205	1,596	2.42%	308,486	1,525	2.27%
Federal Funds Sold	129,255	153	0.47%	104,489	155	0.59%	258,555	601	0.93%
Total Investment Securities and Other Earning Assets	453,516	1,878	1.83%	401,694	1,751	1.94%	567,041	2,126	1.66%

TOTAL INTEREST-EARNING ASSETS	$2,517,165	$28,763	4.60%	$2,386,128	$29,223	4.93%	$2,422,351	$29,247	4.87%

Total Non-Interest Earning Assets	208,893			223,381			219,631
TOTAL ASSETS	$2,726,058			$2,609,509			$2,641,982

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$623,471	$976	0.63%	$653,020	$1,072	0.66%	$583,711	$1,223	0.84%
NOW	25,958	12	0.19%	27,317	14	0.21%	24,215	20	0.33%
Savings	100,560	464	1.85%	99,371	511	2.06%	100,964	675	2.67%
Time Deposits of $100,000 or More	581,213	924	0.64%	585,134	1,059	0.72%	646,162	1,447	0.90%
Other Time Deposits	235,862	473	0.80%	248,237	520	0.84%	340,965	890	1.04%
Total Interest Bearing Deposits	1,567,064	2,849	0.73%	1,613,079	3,176	0.79%	1,696,017	4,255	1.00%

BORROWINGS:
FHLB Advances and Other Borrowings	150,044	80	0.21%	14,130	10	0.28%	21,132	6	0.11%
Junior Subordinated Debentures	61,857	282	1.82%	74,295	410	2.21%	87,321	547	2.51%
Total Borrowings	211,901	362	0.68%	88,425	420	1.90%	108,453	553	2.04%

TOTAL INTEREST BEARING LIABILITIES	$1,778,965	$3,211	0.72%	$1,701,504	$3,596	0.85%	$1,804,470	$4,808	1.07%

Non-Interest Bearing Deposits	568,381			540,897			483,134
Other Liabilities	30,641			32,728			39,398
Shareholders’ Equity	348,071			334,380			314,980
TOTAL LIABILITIES AND EQUITY	$2,726,058			$2,609,509			$2,641,982

NET INTEREST INCOME		$25,552			$25,627			$24,439

NET INTEREST SPREAD			3.88%			4.09%			3.80%

NET INTEREST MARGIN			4.09%			4.33%			4.07%

* Tax equivalent ratios for investment securities

(continued)

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES:

TANGIBLE COMMON EQUITY AND TANGIBLE ASSETS *

(Dollars In Thousands, Except Share Data) (Unaudited)

	Quarter Ended
	March 31, 2013	December 31, 2012	March 31, 2012

Total shareholders’ equity	$353,713	$342,417	$269,896
Preferred stock, net of discount	—	—	(2,123)
Goodwill and other intangible assets, net	(7,642)	(7,712)	(7,925)
Tangible common equity	$346,071	$334,705	$259,848

Total assets	$2,756,420	$2,750,863	$2,662,502
Goodwill and other intangible assets, net	(7,642)	(7,712)	(7,925)
Tangible assets	$2,748,778	$2,743,151	$2,654,577

Common shares outstanding	71,296,956	71,295,144	71,282,518

PRE-TAX, PRE-PROVISION INCOME (PTPP) *

(Dollars In Thousands) (Unaudited)

	Quarter Ended
	March 31, 2013	December 31, 2012	March 31, 2012

Net Income	$11,589	$15,210	$16,452
Add Back - Income Tax Provision (Benefit)	5,384	8,415	(354)
Add Back - Credit for Losses on Loans and Loan Commitments	—	(12,000)	—
Pre-tax, Pre-Provision Income (PTPP)	$16,973	$11,625	$16,098

PTPP to Average Assets (Annualized)	2.49%	1.78%	2.44%

*       Tangible Common Equity, Tangible Assets, and Pre-tax, Pre-provision Income are Non-GAAP financial measures.  Management believes that presentation of non-GAAP financial information included in this press release are meaningful and useful in understanding the business metrics of the Company’s operations.  We provide non-GAAP financial information for informational purposes and to enhance an understanding of the Company’s GAAP consolidated financial statements.  Readers should consider this non-GAAP information in addition to, but not instead or as superior to, the Company’s financial statements in accordance with GAAP.  Non-GAAP financial information presented by us may be determined or calculated differently by other companies, limiting the usefulness of non-GAAP measures for comparative purposes

(concluded)